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                               UNITED FOODS, INC.

                               OFFER TO PURCHASE
          FOR CASH UP TO 2,500,000 SHARES OF ITS CLASS A COMMON STOCK
             AND UP TO 1,500,000 SHARES OF ITS CLASS B COMMON STOCK
                         AT A PRICE OF $2.50 PER SHARE

                                 June 18, 1997

To Our Clients:

     Enclosed for your consideration is a Supplement dated June 18, 1997 (the "Supplement") to the Offer to Purchase dated May 20, 1997, and a related revised Letter of Transmittal (which together with the initial Offer to Purchase, as amended by the Supplement, constitute the "Offer"), in connection with the Offer by United Foods, Inc., a Delaware corporation (the "Company"), to purchase up to 2,500,000 shares of its Class A Common Stock, par value $1.00 per share (the "Class A Common Stock") and up to 1,500,000 shares of its Class B Common Stock, par value $1.00 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Shares"), at a price of $2.50 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended by the Supplement, and the Letter of Transmittal.

     Your attention is invited to the following:

          1. The Offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on Thursday, July 3, 1997, unless the Offer is extended.

          2. The Offer is not conditioned on any minimum number of Shares being validly tendered. The Offer is, however, subject to certain other conditions described in the Offer to Purchase, as amended by the Supplement, including the condition that the Company does not determine that there is a reasonable likelihood that, after purchase of the Shares covered by the Offer, either the Class A Common Stock or the Class B Common Stock will cease to qualify for continued listing on the American Stock Exchange.

          3. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          4. As described in the Offer to Purchase as amended by the Supplement, if, prior to the Expiration Date (as defined in the Supplement), more than 2,500,000 shares of Class A Common Stock (or such greater number of such shares as the Company may elect to purchase pursuant to the Offer) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, buy Shares of Class A Common Stock first from all Class A Odd Lot Owners (as defined in the Supplement) who properly tender and do not withdraw all their shares of Class A Common Stock and then on a pro rata basis from all other stockholders whose shares of Class A Common Stock are properly tendered and not withdrawn.

          5. As described in the Offer to Purchase, as amended by the Supplement, if, prior to the Expiration Date, more than 1,500,000 shares of Class B Common Stock (or such greater number of such shares as the Company may elect to purchase pursuant to the Offer) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, by shares of Class B Common Stock first from all Class B Odd Lot Owners (as defined in the Supplement) with properly tender and do
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     not withdraw all of their shares of Class B Common Stock and then on a pro rate basis from all other stockholders whose shares of Class B Common Stock are properly tendered and not withdrawn.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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            INSTRUCTIONS WITH RESPECT TO OFFER TO PURCHASE FOR CASH
  UP TO 2,500,000 SHARES OF CLASS A COMMON STOCK AND UP TO 1,500,000 SHARES OF
                              CLASS B COMMON STOCK

                                       OF

                               UNITED FOODS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement dated June 18, 1997, and the related revised Letter of Transmittal in connection with the Offer by United Foods, Inc. (the "Company") to purchase up to 2,500,000 shares of its Class A Common Stock, par value $1.00 per share and up to 1,500,000 shares of its Class B Common Stock, par value $1.00 per share (the "Shares"), at a price of $2.50 per Share, net to the undersigned in cash.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     1. [ ] By checking this box, all Shares held for the account of the undersigned will be tendered. If fewer than all such Shares are to be tendered, please do not check this box but instead complete Item 2 below.

     2. [ ] By checking this box, only the number of Shares specified below will be tendered.

Number of shares of Class A
Common Stock Tendered:
                       ----------------------------------------------
Number of shares of Class B
Common Stock Tendered:
                       ----------------------------------------------
                                    ODD LOTS

   [ ] By checking this box, the undersigned represents that the undersigned owned beneficially as of the close of business on May 15, 1997 and will continue to own beneficially as of the Expiration Date an aggregate of fewer than 100 shares of Class A Common Stock and/or fewer than 100 shares of Class B Common Stock and is instructing the holder to tender all such shares.

                                   SIGN HERE

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Signature -------------------------------------------       Name(s) (Please Print) ---------------------------

Signature -------------------------------------------       Name(s) (Please Print) ---------------------------
(If more than one account holder)

Dated: --------------------------- , 1997                   -----------------------------------------------------
                                                            Address

                                                            -----------------------------------------------------
                                                            Zip Code

                                                            Area Code and
                                                            Telephone Number --------------------------------
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